Exhibit 10.10.1

                            Tredegar Industries, Inc.

                                  Amendment to
                               1996 Incentive Plan
                          (Effective November 19, 1997)


Article XIII hereby is amended by deleting it in its entirety and substituting therefor the following language:

                                  ARTICLE XIII

                                    AMENDMENT

                           The Board may terminate  this Plan from time to time.
                  The Committee may amend this Plan from time to time; provided, however, that the approval of the Board shall be required to amend Article IV or Sections 5.02 or 6.02 hereof; and provided, further, that no amendment may become effective until shareholder approval is obtained if the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan, or the amendment changes the class of individuals eligible to become Participants. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any outstanding Stock Award, Option, SAR or Incentive Award outstanding at the time such amendment is made.